UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2006

JAGGED PEAK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-31715	91-2007478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 N. Rocky Point Drive, Suite 1250, Tampa, FL 33607

(Address of principal executive offices – zip code)

(800) 430-1312

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Jagged Peak Inc. (“Jagged Peak” or the “Company”) entered into a forbearance agreement with an initial term through January 31, 2007. Under this agreement only $335,000 of principal payment will be due and payable during 2006. In previous filings, the Company has classified the entire balance owed to the bank as current because of the loan being in default under the financial covenants. The forbearance agreement will significantly lower our negative working capital.

On May 6, 2003, the Company executed a line of credit note with Florida Bank in the amount of $500,000. On September 30, 2003 the Company executed a term note with Florida Bank in the amount of $450,000. On December 2, 2004 the Company executed a single payment loan agreement with Florida Bank in the amount of $350,000. All of these notes are secured by all business assets of the company and are personally guarantee by officers of the Company.

The Company is in breach of the line of credit and the single payment loan for non-payment of the entire balance in December and is in breach of all the notes for failing to comply with certain financial covenants and the successor bank to Florida Bank has declared the notes to be in default.

As of the date of the agreement, Jagged Peak owed the bank a total principal amount of approximately $750,000 for all three notes. In consideration for the bank to forbear taking any action available to the bank, the borrower and guarantors jointly and severally agree to the following:

1)	No further draws on the line of credit; the Company will pay interest only payments through January 15, 2007 at a rate of prime plus one percent (1.00%) per annum and the line of credit will be fully due and payable on or before January 31, 2007.

2)	The interest on the single payment loan shall continue to accrue at a rate of prime plus one percent (1.00%) per annum, the Company agrees to commence monthly payments on the loan as of March 15, 2006 of $16,667.67, plus accrued interest and the entire loan will become fully due and payable on or before January 31, 2007.

3)	The interest on the term note shall continue to accrue at a rate of Prime plus one percent (1.00%) per annum, and the Company agrees to continue monthly payments on the loan of $8,333.33, plus accrued interest and the entire note will become fully due and payable on or before January 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGGED PEAK, INC.

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date: March 3, 2006